UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2021

GENUFOOD ENERGY ENZYMES CORP.

(Exact name of registrant as specified in charter)

Nevada	000-56112	68-0681158
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1108 S. Baldwin Avenue, Suite 107 Arcadia, California	91007
(Address of principal executive offices)	(Zip Code)

(855) 707-2077

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On October 29, 2021, Jia-Tian Lin resigned as a director and President of Genufood Energy Enzymes Corp. (the “Company”). On the same date, Shao-Cheng Wang resigned as a director of the Company, but will continue to serve as the Secretary of the Company.

Also on October 29, 2021, the Board of Directors of the Company appointed Hsin-Ta (Darren) Su and Nan-Yao (Jake) Chan to fill the vacancies on the Board of Directors created by the resignations of Messrs. Lin and Wang. Messrs. Su and Chan will serve as directors until the next annual meeting of stockholders and their successors have been elected and qualified. On the same date, the Board of Directors appointed Wen-Piao Lai to serve as President of the Company following the resignation of Mr. Lin. Mr. Lai presently serves as a director of the Company.

Hsin-Ta (Darren) Su, age 44, has served as the Company’s IT manager since March 2020. From April 2020 to October 2021, he was a software developer for JC Healthcare Technology Co., Ltd. In Taiwan. From May 2016 to March 2020, he was a software developer Evolve Development Co., Ltd., in Taiwan. Mr. Su received an associate degree of computer engineering in 1998 from Kuang Wu Junior College in Taiwan.

Nan-Yao (Jake) Chan, age 49, has been section manager of Taichung District of Mercuries Life Insurance Co. since January 2011. From August 1995 to December 2010, he was team leader of Taichung District of Mercuries Life Insurance Co.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENUFOOD ENERGY ENZYMES CORP.

Date: November 9, 2021	By:	/s/ Wen-Piao Lai
Wen-Piao Lai
Chief Executive Officer

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